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                                                                    Exhibit 21.1

Subsidiary              Jurisdiction of Incorporation      Names under which
----------              -----------------------------      Conduct Business
                                                           ----------------

Oda Nursery, Inc.       California                         Oda Nursery, Color
                                                           Spot Nurseries

Color Spot Christmas    Delaware                           Color Spot Christmas
Trees, Inc.                                                Trees, Signature
                                                           Trees, Happy Holiday
                                                           Christmas Trees

Lone Star, Inc.         Delaware                           Lone Star, Inc.

LSGR Holdings, Inc.     Delaware                           LSGR Holdings, Inc.

Lone Star Growers, L.P. Delaware                           Lone Star Growers,
                                                           Color Spot Nurseries